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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 10, 1996


                             HOME INTERSTATE BANCORP
             (Exact name of registrant as specified in its charter)




          CALIFORNIA                                   95-3657758
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                    identification number)


                         COMMISSION FILE NUMBER 0-11160


                               2633 CHERRY AVENUE
                        SIGNAL HILL, CALIFORNIA  90806
              (Address of principal executive offices and zip code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (310) 988-9600

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


                    THIS REPORT INCLUDES A TOTAL OF 167 PAGES
                         THE EXHIBIT INDEX IS ON PAGE 4

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         None.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         None.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         None.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         None.

ITEM 5.  OTHER EVENTS.

         Pursuant to an Agreement and Plan of Reorganization by and among Home Interstate Bancorp ("Home Bancorp"), Home Bank, CU Bancorp ("CU Bancorp") and California United Bank, National Association, dated as of January 10, 1996 (the "Reorganization Agreement"), Home Bancorp will merge with and into CU Bancorp and Home Bank will merge with and into CU Bank. Pursuant to the Reorganization Agreement, each share of Home Bancorp common stock, no par value, will be converted into the right to receive 1.409 shares of CU Bancorp common stock, no par value.

         Attached to this report as Exhibit 2.0 is a conformed copy of the executed Reorganization Agreement. Additional information concerning the Reorganization Agreement and the transactions contemplated thereby is contained in the press release dated January 10, 1996, attached hereto as
Exhibit 99.0.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                    EXHIBITS

          2.0 Agreement and Plan of Reorganization by and among Home Interstate Bancorp, Home Bank, CU Bancorp and California United Bank, National Association.

         99.0 Press Release relating to the Reorganization Agreement and transactions contemplated thereby.

                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HOME INTERSTATE BANCORP


Date:  January 16, 1996                By:/s/  Keith Barnes
                                          ------------------------------------
                                          Name:   Keith Barnes
                                          Title:  Chief Financial Officer

                                       3

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                                  EXHIBIT INDEX

                                                                       PAGE

2.0   Agreement and Plan of Reorganization by and among Home
      Interstate Bancorp, Home Bank, CU Bancorp and California
      United Bank, National Association                                  5

99.0  Press Release relating to the Reorganization Agreement and
      the transactions contemplated thereunder                         165

                                       4